Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-73810 on Form S-8 of our report dated June 24, 2022, appearing in this Annual Report on Form 11-K of the Eastman Investment and Employee Stock Ownership Plan for the year ended December 31, 2021.

/s/ArmaninoLLP
St. Louis, Missouri
June 24, 2022

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